Exhibit 10.10.3

Amendment Agreement Number 2

Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036-8293 Facsimile: (212) 537-8293 Telephone: (212) 507-0483

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102

Attention: Simon Fairclough

Telephone No.:	703-720-1253
Facsimile No.:	703-720-2165

November 18, 2011

Dear Mr. Fairclough:

Reference is made to the Share Forward Transaction letter agreement dated July 14, 2011, as amended and supplemented from time to time (including pursuant to Amendment Agreement Number 1 with respect thereto , dated November 1, 2011), between Morgan Stanley & Co. LLC and Capital One Financial Corporation (the “Agreement”). The purpose of this letter agreement (this “Amendment Agreement”) is to amend certain terms set forth in the Agreement as described below. All capitalized terms used, but not defined herein, shall have the meanings assigned thereto in the Agreement. Notwithstanding anything in the Agreement to the contrary, Morgan Stanley and Counterparty hereby agree as follows:

1.	Settlement Notice Date: Clause (i) of the definition of Settlement Notice Date shall be deleted in its entirety and replaced with the following:

(i) designated by Counterparty as a Settlement Notice Date by a written notice (a “Settlement Notice”) delivered via emails to each member of the Settlement Notification Dealer Personnel (as defined below) prior to 11:59 p.m. New York time on the Scheduled Trading Day immediately preceding such Settlement Notice Date which shall also contain the applicable Settlement Shares and the election of Cash Settlement or Net Share Settlement with respect to such Settlement Shares, if applicable; or

2.	Settlement Notification Dealer Personnel. Settlement Notification Dealer Personnel means:

Jae	Kang:	Jae.Kang@morganstanley.com
Kerry	Willoughby:	Kerry.Willoughby@morganstanley.com
Serkan	Savasoglu:	Serkan.Savasoglu@morganstanley.com
Anthony	Cicia:	Anthony.Cicia@morganstanley.com

3.	Counterparts: This Amendment Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

4.	Governing Law: This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Except as expressly modified herein, the Agreement shall remain in full force and effect.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing this Amendment Agreement Number 2.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Serkan Savasoglu
Name: Serkan Savasoglu
Title: Managing Director

Accepted and confirmed as of the Trade Date:

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Stephen Linehan
Name: Stephen Linehan
Title: EVP, Treasurer